Exhibit 99.6

CannaPharmaRX, Inc. Signs Agreement with Israeli Group K&K Consulting

Agreement Provides Exposure to Israeli Medicinal Cannabis Market

CALGARY, AB / ACCESSWIRE / June 16, 2021 / CannapharmaRx, Inc. (OTC PINK:CPMD), a future leader in ultramodern, highly efficient cannabis production facilities in Canada, announced today it has formally executed an agreement with K&K Consulting to broaden its exposure to the medical cannabis market in Israel. Based upon current analyses, the cannabis patient numbers in Israel have reached a record high in 2020, with over 60,000 users. However, compliance issues for local producers have prevented the domestic market from supplying patients, with imports rising to avoid shortages to meet the rising demand.

The company will also have access to the Israeli capital markets that may provide favorable financing for the venture.

'We are happy to have signed with K&K. Through them, we are able to enter the medical cannabis market in Israel," says Nick Colvin, CEO of CannapharmaRX. We believe this relationship will provide us access to overseas capital markets that want to place investments in the cannabis space," added Colvin.

About CannapharmaRx, Inc.

CannapharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities in Canada. CPMD owns a 48,500 square foot cannabis grow facility under development and is in discussion with other companies regarding potential acquisitions. CannapharmaRx's business strategy is to become a leader in high quality and low-cost production of cannabis through the development, acquisition, and enhancement of existing facilities. CannapharmaRx is committed to operating high-quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis.

Safe Harbor Statement

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations, or beliefs of future performance, are 'forward-looking information or statements.' Forward-looking information or statements can be identified by the use of words such as 'plans,' 'expects,' or 'does not expect,' 'is expected,' 'estimates,' 'intends,' 'anticipates,' or 'does not anticipate,' or 'believes,' or variations of such words and phrases or statements that certain actions, events or results 'may,' 'could,' 'would,' 'might' or 'will' be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannapharmaRx has made numerous assumptions, including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from any future results, events, or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannapharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available because of future events, new information, or for any other reason except as required by law.

Contact Information:

CannaPharmaRx Contact
Attention:
Richard Brown
nesscapconsult@gmail.com
(857) 226-3917

Brokers and Analysts:
Chesapeake Group
(410) 825-3930

SOURCE: CannapharmaRX